UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

Petrosearch Energy Corporation
 (Exact name of registrant as specified in its charter)

Nevada	000-51488	20-2033200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Bering Drive, Suite 200 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 961-9337

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Compensatory Arrangements of Certain Officers

The Company announced that the employment agreements for Mr. Richard Dole, Chairman and CEO and Mr. David Collins, CFO have expired as of April 30, 2009.  Both officers have agreed to remain with the Company in their current capacities until the shareholder meeting regarding the proposed merger with Double Eagle Petroleum Co. (“Double Eagle”). As previously disclosed in February 2009, Mr. Dole reduced his compensation to the minimum level necessary to maintain health benefits.  In a further effort to preserve capital to meet the final working capital requirements pursuant to the merger agreement with Double Eagle, Mr. Dole and Mr. Collins have voluntarily elected to not receive a monthly salary.

At this time the Company estimates the shareholder meeting will take place in late June or July, 2009, depending on the timing of the SEC review process of the recently filed preliminary proxy.

Item 9.01             Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number         Description

99.1                    Press release dated May 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROSEARCH ENERGY CORPORATION

Date: May 4, 2009	By:	/s/Richard Dole
	Name:	Richard Dole
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.                      Title

99.1           Press Release, dated May 4, 2009